UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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☐	Soliciting Material Pursuant to § 240.14A-12

Chemung Financial Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Chemung Canal Plaza

Elmira, New York 14901

April 1, 2013

Dear Fellow Shareholder:

You are invited to attend the Annual Meeting of Shareholders of Chemung Financial Corporation on Thursday, May 9, 2013 at the Holiday Inn Elmira – Riverview, located at 760 East Water Street, Elmira, New York.

The Annual Meeting will begin with a review of the matters to be voted upon by the shareholders, as described in the accompanying Notice of Annual Meeting of Shareholders and related Proxy Statement. In addition to the formal business matters upon which shareholder action is required, we will report to you on the condition of your Company, what we accomplished in 2012, and our plans for the future.

Your vote is important. We want to be sure that your shares are represented and that your vote is properly accounted for and, whether or not you plan to attend the Annual Meeting, we request that you vote your shares. You may vote your shares by telephone, by the Internet or by returning the enclosed proxy card, as further explained in the Proxy Statement. Please see the attached Notice of Annual Meeting of Shareholders and accompanying Proxy Statement for additional information regarding how to vote your shares.

We also encourage you to review the following Proxy Statement for a better understanding of the Company, its compensation practices and corporate governance structure, as well as a summary of the matters that will be voted on this year. We have attempted to present the information contained in the Proxy Statement in a straightforward and easily understood manner. However, much of the information presented is required by law to be included in a certain format. We appreciate your taking the time to read our Proxy Statement and hope that we have addressed the issues that interest you, our shareholders. Thank you for your support and investment in Chemung Financial Corporation.

Sincerely, Ronald M. Bentley President & CEO

CHEMUNG FINANCIAL CORPORATION

One Chemung Canal Plaza

Elmira, New York 14901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of the Shareholders of Chemung Financial Corporation will be held at the Holiday Inn Elmira – Riverview, 760 East Water Street, Elmira, New York, on Thursday, May 9, 2013 at 2:00 p.m., for the following purposes:

1.	The election of four directors for a term of three years expiring in 2016 [Proposal 1];
2.	To approve on a non-binding, advisory basis, the compensation of the Named Executive Officers of the Company (“Say-On-Pay”) [Proposal 2];

3.	To vote on a non-binding, advisory basis, on the frequency of the Say-On-Pay vote [Proposal 3];

4.	To approve the Chemung Financial Corporation Amended and Restated Restricted Stock Plan [Proposal 4];

5.	Ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 [Proposal 5]; and

to consider and transact such other business as may properly come before the annual meeting or any adjournment thereof. At the present time, the Board of Directors knows of no other business to come before the annual meeting.

Whether or not you plan to attend the annual meeting, it is important that your shares are represented at the annual meeting. Please vote by completing, signing and mailing the enclosed proxy card in the postage-paid envelope provided, or vote by telephone or via the Internet following the instructions on the proxy card. If you do attend the annual meeting, you may revoke your proxy and vote your shares in person.

The close of business on March 12, 2013 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting.

By Order of the Board of Directors

Kathleen S. McKillip
Secretary

April 1, 2013

Elmira, New York

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 9, 2013: The 2013 Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2012 are available at www.amstock.com/proxyservices/viewmaterials.asp

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CHEMUNG FINANCIAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 9, 2013

Information Regarding The Annual Meeting

Time and Place of the Meeting

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) of Chemung Financial Corporation (“Chemung Financial” or “the Company”) to be held on Thursday, May 9, 2013 at 2:00 p.m., at the Holiday Inn Elmira – Riverview, 760 East Water Street, Elmira, New York.

This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Shareholders are being mailed to shareholders on or about April 1, 2013. In the Proxy Statement, the “Bank” refers to Chemung Canal Trust Company, a subsidiary bank of Chemung Financial.

Shareholders Entitled to Vote

The record date for the Annual Meeting is March 12, 2013. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. On the record date there were 4,592,756 shares of common stock of the Company outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter that properly comes before the meeting.

Quorum

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares are present at the Annual Meeting in person or represented by proxy. In other words, the holders of 2,296,379 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of the majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

Proxies and Voting Procedures

Shares represented by properly executed proxies will be voted as directed. If a proxy does not specify how it is to be voted, it will be voted as the Board recommends – that is, “FOR” the election of the four director nominees named in the Proxy Statement, “FOR” the approval of the advisory vote on the compensation of the Named Executive Officers (“NEOs”), which we refer to as the “Say-On-Pay” vote, “1 Year” for the frequency of the Say-On-Pay vote, “FOR” the approval of the Amended and Restated Restricted Stock Plan, and “FOR” the ratification of Crowe Horwath as our independent registered public accounting firm. A special rule for shares held in the name of a broker is described below. The Board of Directors knows of no other business to be brought before the Annual Meeting, but if any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

We offer three alternative ways to vote your shares:

To Vote by Internet – If you hold Chemung Financial shares in your own name and not through a broker, bank or other agent, you can vote your shares electronically via the Internet at www.voteproxy.com by following the on-screen instructions. You should have your proxy card available when you access the web page. If you vote via the Internet, you do not need to return your proxy card.

To Vote by Telephone – If you wish to vote by telephone, call toll-free 1-800-776-9437 and follow the instructions. Have your proxy card available when you call.

To Vote by Mail – To vote by mail, please sign, date and mail your proxy card in the envelope provided as soon as possible.

The deadline for the telephone and Internet voting is 11:59 p.m. Eastern Daylight Time on May 8, 2013.

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Changing Your Vote

A shareholder may revoke a proxy vote at any time before it is voted by: (1) delivering written notice of revocation bearing a later date than the proxy to the Secretary of the Company; (2) submitting a later-dated proxy by mail, telephone or via the Internet; or (3) by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy. To revoke your proxy, you must complete and submit a ballot at the Annual Meeting or submit a later-dated proxy.

Required Vote

There are no cumulative voting rights. Nominees for director will be elected by a plurality of votes cast at the Annual Meeting by holders of common stock present in person, or represented by proxy and entitled to vote on such election, meaning that the nominees for each directorship who receive the most votes will be elected. Only shares voted in favor of a nominee will be counted toward the achievement of a plurality. The approval of the advisory vote on the compensation of the NEOs and the frequency of the Say-On-Pay vote are non-binding (Proposals 2 and 3). The approval of the Chemung Financial Corporation Amended and Restated Restricted Stock Plan (Proposal 4) and the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 5) each requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions will not count in the determination of the approval of any of the proposals.

Beneficial Owner: Shares Registered in the Name of Broker or Other Agent

If your shares are registered in the name of your broker, bank or other agent, you should receive a proxy card and voting instructions from your holder of record that must be followed in order for the record holder to vote the shares in accordance with your instructions. You should complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. If you hold shares through a brokerage firm, bank or other agent and wish to vote in person at the Annual Meeting, you must obtain a “legal” proxy from your broker, bank or other agent.

If you choose not to provide instructions to your broker, bank or other agent, or do not obtain a “legal” proxy to vote at the Annual Meeting, your shares are referred to as “uninstructed shares.” Whether your broker, bank or other agent has the discretion to vote these shares on your behalf depends on the ballot item. The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers. Brokers can no longer vote uninstructed shares on your behalf in director elections. For your vote to be counted, you must submit your voting instruction to your broker.

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Vote Required and Board Recommendations

Proposal	Item	Votes Required for Approval	Board of Directors Recommendation	Effect of Abstentions	Effect of Uninstructed Shares Held by Broker, Bank or Other Agent
Proposal No. 1	Election of Directors	A plurality of votes cast by holders of shares of Common Stock entitled to vote	“FOR” all Director nominees	Not Voted	Not Voted

Proposal No. 2	Approval, on a non-binding, advisory basis, of the compensation of the NEOs, as disclosed in this Proxy Statement (Say-On-Pay)	An affirmative vote of a majority of all votes cast by the holders of Common Stock entitled to vote	“FOR” the non-binding advisory approval of the compensation of the NEOs, as disclosed in this Proxy Statement	Not Voted	Not Voted

Proposal No. 3	Voting, on a non-binding, advisory basis, for the option of once every year, once every two years, or once every three years as the preferred frequency for voting on Say-On-Pay	A plurality of votes cast by holders of shares of Common Stock entitled to vote	For the option of “1 Year” on a non-binding advisory basis, on Say-On-Pay	Not Voted	Not Voted

Proposal No. 4	Approval of changes to the Company’s Amended and Restated Restricted Stock Plan	An affirmative vote of a majority of all votes cast by the holders of Common Stock entitled to vote	“FOR” the approval of the Company’s Amended and Restated Restricted Stock Plan	Not Voted	Not Voted

Proposal No. 5	Ratification of the appointment of the independent registered public accounting firm, Crowe Horwath LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2013	An affirmative vote of a majority of all votes cast by the holders of Common Stock entitled to vote	“FOR” the ratification of the appointment of the independent registered public accounting firm, Crowe Horwath LLP, as the Company’s independent auditor for the fiscal year ending December 31, 2013	Not Voted	Discretionary Vote

Solicitation of Proxies

The cost of soliciting proxies will be paid for by the Company. In addition to solicitations by mail, some of the directors, officers or employees of the Company may conduct solicitations in person or by telephone or other appropriate means without remuneration. The Company may also request nominees, brokerage houses, custodians and fiduciaries to forward soliciting material to beneficial owners of stock and will reimburse such intermediaries for their reasonable expenses in forwarding proxy materials.

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Proposal 1:
Election of Directors

The Board is divided into three classes of directors, as equal in number as possible, with one class to be elected each year for a term of three years. The Board is not aware that any nominee named in this Proxy Statement will be unable or unwilling to serve as a director.

Shareholders will be entitled to elect four directors for a three-year term expiring at the 2016 Annual Meeting, or until their respective successors have been duly elected and qualified. Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if properly executed and returned, will be voted FOR the election of the nominees. Should any nominee become unable to serve as a director, the persons named as proxies will vote for any alternative nominee, who may be nominated by the Board.

The biography of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, and other director positions, if any, held currently or at any time during the last five years, and individual experience, qualifications, and skills that contribute to the Board’s effectiveness as a whole.

Nominees for Election, Term Expires 2016

Ronald M. Bentley, age 60, has served as a director since March 2007. He has served as the President and Chief Executive Officer of the Company since March 2007 and as President and Chief Operating Officer of the Bank from July 2006 to April 2007. He was formerly the President of Retail Banking at NBT Bancorp Inc. from 2005 to 2006 and Executive Vice President of Retail Banking and Regional President at NBT Bancorp Inc. from 2003 to 2005. Qualifications to serve on the Board include thirty-five years of experience in the banking industry, and leadership, management, strategic planning and organizational skills.

Robert H. Dalrymple, age 62, has served as a director since 1995. Since 1994, he has been Secretary and Vice President of Dalrymple Holding Corporation, the parent company for several construction materials and highway construction companies. Mr. Dalrymple is the brother of David J. Dalrymple, also a director of the Company. Qualifications to serve on the Board include experience in all aspects of business ownership, strategic planning skills and financial management experience.

Clover M. Drinkwater, age 66, has served as a director since January 2005. She has held the title of Partner in the law firm of Sayles & Evans since 1986. Qualifications to serve on the Board include strong leadership skills, expertise in tax and legal matters and thirty years of legal experience in trust and estate administration.

Richard W. Swan, age 64, has served as a director since 1984. He has served as Chairman of the Board of Swan & Sons-Morss Co., Inc., an insurance brokerage agency, since 2007 and was formerly President of Swan & Sons-Morss Co., Inc. from 1983 until 2007. Qualifications to serve on the Board include business management skills, sales experience and all aspects of business ownership.

The Board of Directors recommends a vote “FOR” each of the above nominees.

Continuing Directors, Term Expires 2015

David J. Dalrymple, age 59, has served as a director since 1993, and is currently Chairman of the Board of the Company and the Bank. He has held the position of President of Dalrymple Holding Corporation, the parent company for several construction materials and highway construction companies, since 1993. Mr. Dalrymple is the brother of Robert H. Dalrymple, also a director of the Company. Qualifications to serve on the Board include over three decades of experience in business ownership, financial planning experience, and strong managerial and organizational skills.

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William D. Eggers, age 68, has served as a director since 2002. He has been Senior Counsel with the law firm of Nixon Peabody LLP since 2007 and prior thereto served as Senior Vice President and General Counsel of Corning Incorporated, a diversified manufacturing company, from 1997 until 2007. Qualifications to serve on the Board include nine years of experience as legal counsel to a Fortune 500 public company, including experience as counsel to audit and finance committees, and service for five years on the company’s risk management council.

John F. Potter, age 67, has served as a director since 1991. He has been President of Seneca Beverage Corporation, a wholesale distributor of beer and water products since 1968. Qualifications to serve on the Board include experience in all aspects of business ownership, business planning, entrepreneurial experience, management experience, sales and marketing, and customer relations skills.

Robert L. Storch, age 69, has served as a director since 2009. He owned and managed a dairy farm that included breeding and merchandising purebred cattle for both domestic and international markets from 1966 until 2004. He served as a board member and officer of several agricultural organizations that dealt with land management and dairy product marketing. He also served for sixteen years as a board member of the Bank of Canton. Qualifications to serve on the Board include experience in business management, business planning, sales and marketing.

Jan P. Updegraff, age 70, has served as a director since 1996. He retired from the Bank on December 31, 2007. He was President and Chief Executive Officer of the Company and the Bank from 1998 to 2006 and Vice Chairman of the Board from 2006 to 2007. Qualifications to serve on the Board include over three decades of experience in the banking industry, leadership skills, and experience in corporate finance, customer relations and corporate oversight skills.

Continuing Directors, Term Expires 2014

Larry Becker, age 73, has served as a director since 2011. He is Chief Operating Officer of Windsor Development Group, Inc., a regional full service real estate development company that specializes in the development, acquisition and management of supermarket-anchored properties. He has held this position since 1983. Prior to founding Windsor Development, Mr. Becker was a founding member of Teal, Becker & Chiaramonte CPAs, an accounting firm in the New York State Capital Region. Qualifications to serve on the Board include forty years of experience in owning and managing various business entities in the Capital Region of New York State, experience in corporate finance and accounting, and his experience serving on the Board of Directors of Capital Bank & Trust Company.

Bruce W. Boyea, age 61, has served as a director since 2011. He has served as Chairman, President and CEO of Security Mutual Life Insurance Company of New York, a life insurance company, since 1999. He is also Chairman of Security Administrators, Inc., a subsidiary of Security Mutual that provides pension administration services to small and medium-sized companies. Qualifications to serve on the Board include strategic planning skills, financial management experience, business management, sales and marketing expertise, corporate oversight and leadership skills, and over thirty years experience in the insurance industry.

Stephen M. Lounsberry III, age 59, has served as a director since 1995. He is President of Applied Technology Manufacturing, a manufacturer of machined industrial and railroad component parts, a position he has held since 1981. Qualifications to serve on the Board include experience in management, marketing, sales, operations, and strategic planning. He was also a commercial bank internal auditor and vice president of a community bank, through which he gained experience and knowledge of all aspects of banking.

Eugene M. Sneeringer Jr., age 58, has served as a director since 2011. He has been, since 1979, a Principal in the firm of Sneeringer Monahan Provost Redgrave Title Agency, Inc. He is a practicing attorney specializing in real estate law, commercial lending and title insurance. Qualifications to serve on the Board include over thirty years experience in commercial transactions, real estate and financial workouts, knowledge and expertise in the mortgage industry, especially related to the Capital Region of New York State, and his experience serving on the Board of Directors of Capital Bank & Trust Company.

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Stock Ownership

Stock Ownership of Significant Shareholders, Directors and Executive Officers

The following table provides information regarding the ownership of the outstanding common stock of Chemung Financial Corporation as of March 12, 2013, the record date for the Annual Meeting. Information is included for: 1) owners of more than 5% of common stock (other than directors or officers); 2) directors, nominees for directors and named executive officers; and 3) executive officers and directors as a group. Unless otherwise indicated, each of the beneficial owners named below has sole voting and investment authority with respect to the shares listed.

Five Percent Shareholders:

Name of Beneficial Owner	Number of Shares Beneficially Owned	[1]	Percentage of Shares Beneficially Owned
More than 5% Owners
Chemung Canal Trust Company Elmira, NY 14901	457,329	[2]	9.96%

Other Beneficial Owner:
Chemung Canal Trust Company Profit-Sharing, Savings and Investment Plan	177,706	[3]	3.87%
Directors, Nominees and Named Executive Officers:
Larry Becker	40,056	[4]	*
Ronald M. Bentley	28,807	[15]	*
Bruce W. Boyea	1,494	[9]	*
David J. Dalrymple	362,204	[5,7]	7.89%
Robert H. Dalrymple	282,311	[6,7]	6.15%
Clover M. Drinkwater	8,353		*
William D. Eggers	10,087	[8]	*
Stephen M. Lounsberry III	12,535	[9]	*
John F. Potter	43,950	[9,10]	*
Eugene M. Sneeringer Jr.	63,863	[11]	1.39%
Robert L. Storch	2,249		*
Richard W. Swan	85,562	[12]	1.86%
Jan P. Updegraff	6,023	[13]	*
John R. Battersby Jr.	11,385	[14,15,17]	*
Karen R. Makowski	2,776	[15]
Melinda A. Sartori	6,504	[15]	*
Mark A. Severson	2,000	[18]
Anders M. Tomson	5,789	[15]	*
Directors and executive officers as a group (18 persons)	975,948	[16]	21.25%
*Less than 1% based upon 4,592,756 outstanding as of March 12, 2013
[1]

Under Rule 13d-3 of the Securities Exchange Act of 1934, as amended, a person is considered a beneficial owner of a security if he/she has or shares voting power or investment power over the security or has the right to acquire beneficial ownership of the security within 60 days from the date of this filing. "Voting Power" is the power to vote or direct the voting of shares. "Investment Power" is the power to dispose or direct the disposition of shares.

[2]

Held by the Bank in various fiduciary capacities, either alone or with others. Includes 24,865 shares held with sole voting and dispositive powers and 432,464 shares held with shared voting power. There are 288,003 shares held with shared dispositive powers. Shares held in a co-fiduciary capacity by the Bank are voted by the co-fiduciary in the same manner as if the co-fiduciary were the sole fiduciary. Shares held by the Bank as sole trustee will be voted by the Bank only if the trust instrument provides for voting of the shares at the direction of the grantor or a beneficiary and the Bank actually receives voting instructions.

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[3]

The Plan participants instruct the Bank, as trustee, how to vote these shares. If a participant fails to instruct the voting of the shares, the Bank votes these shares in the same proportion as it votes all of the shares for which it receives voting instructions. Plan participants have dispositive power over these shares subject to certain restrictions.

[4]	Includes 16,424 shares held directly and 50% of the 47,265 shares held by Windsor Glens Falls Partnership LLC of which Mr. Becker is a general partner.
[5]

Includes 8,479 shares held directly; 21,350 shares held in trust over which Mr. Dalrymple has voting and dispositive powers; 311,720 shares held by the Dalrymple Family Limited Partnership of which David J. Dalrymple and his spouse are general partners; and 33 1/3% of the 41,058 shares held by Dalrymple Holding Corporation, of which David J. Dalrymple is an officer, director and principal shareholder.

[6]

Includes 244,396 shares held directly; 7,054 shares held in trust over which Mr. Dalrymple has voting and dispositive powers; and 33 1/3% of the 41,058 shares held by Dalrymple Holding Corporation of which Robert H. Dalrymple is an officer, director and principal shareholder. Includes 10,206 shares held by Mr. Dalrymple’s spouse as to which he disclaims beneficial ownership.

[7]

Includes for both David J. Dalrymple and Robert H. Dalrymple 6,983 shares which represent 46.2% of the 30,230 shares held by Susquehanna Supply Company, a corporation in which each of David J. Dalrymple and Robert H. Dalrymple has a 23.1% ownership interest.

[8]	Includes 4,647 shares held by Mr. Eggers’ spouse as Trustee FBO Mr. Eggers’ daughter as to which he disclaims beneficial ownership.
[9]

Excludes shares that Messrs. Boyea (428), Lounsberry (12,164) and Potter (25,665) have credited to their accounts in memorandum unit form under the Company’s Deferred Directors’ Fee Plan. The deferred fees held in memorandum unit form will be paid solely in shares of the Company’s common stock pursuant to the terms of the Plan and the election of the Plan participants. Shares held in memorandum unit form under the Plan have no voting rights.

[10]	Includes 6,834 shares held by Mr. Potter’s spouse, as to which he disclaims beneficial ownership.
[11]	Includes 9,492 shares owned by Mr. Sneeringer’s spouse as to which he disclaims beneficial ownership.
[12]

Includes 11,700 shares owned by Swan & Sons-Morss Co., Inc. of which Mr. Swan is a director, and 33,255 shares held in four trusts over which Mr. Swan has voting and dispositive power. Includes 4,316 shares held in trust for the benefit of Mr. Swan, as income beneficiary, and 4,474 shares held by Mr. Swan’s spouse as to which Mr. Swan disclaims beneficial ownership to both.

[13]	Includes 4,038 shares owned by Mr. Updegraff’s spouse, as to which he disclaims beneficial ownership.
[14]	Includes 4,871 shares owned by Mr. Battersby’s spouse, as to which he disclaims beneficial ownership.
[15]

Includes all shares of common stock of the Company held for the benefit of each executive officer by the Bank as trustee of the Bank’s Profit Sharing, Savings and Investment Plan. Messrs. Bentley, Battersby, Tomson, Mrs. Makowski and Mrs. Sartori have an interest in 6,149, 4,986, 728, 714 and 4,350 shares, respectively.

[16]	Includes 44,562 shares owned by spouses of certain officers and directors of which such officers and directors disclaim beneficial ownership.
[17]	Mr. Battersby retired on December 31, 2012.
[18]	Mr. Severson joined the Company on May 16, 2012.

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Information Regarding the Board of Directors

Board Organization and Operation

Chemung Financial is managed under the direction of its Board of Directors (the “Board”). All members of the Board also serve on the Board of Directors of the Bank. The Board establishes policies and strategies and regularly monitors the effectiveness of management in carrying out these policies and strategies. Members of the Board are kept informed of the Company’s business activities through discussions with key members of the management team, by reviewing materials provided to the Board and by participating in meetings of the Board and its committees. Currently, the Board has thirteen members.

The Company separates the roles of CEO and Chairman of the Board, which provides the appropriate balance between strategy development and independent oversight of management. The CEO is familiar with the Company’s business and industry and is responsible for identifying strategic priorities and leading the discussion and execution of strategy. The Chairman of the Board presides at all executive sessions of the Board, facilitating teamwork and communication between management and the Board, while providing guidance to the CEO. Mr. David J. Dalrymple served as Chairman of the Board in 2012.

The Company’s Governance Guidelines require that the Board consist of a majority of independent directors. Based upon a review of the responses of the directors to questions regarding affiliations, compensation history, employment, and relationships with family members and others, the Board determined that all directors except for Mr. Bentley meet the independence requirements of applicable laws and rules and NASDAQ listing requirements as determined by the Nominating and Governance Committee. A copy of the Corporate Governance Guidelines can be viewed on the Bank's website at http://www.chemungcanal.com/home/info/governance.

During 2012, the Board of Directors of the Company held twelve meetings. The Board of Directors of the Bank also held twelve meetings in 2012. Each director attended at least 75% of the total Board meetings and meetings of the Board committees on which he or she served.

Board Committees

The committees of the Company’s Board are the Executive, Audit and Risk Management, Compensation and Personnel, and Nominating and Governance.

Executive Committee: This committee serves in a dual capacity as the Executive Committee for the Company and the Bank. The Executive Committee may, during the interval between Board meetings, exercise all of the authority of the Board, except those powers that are expressly reserved to the Board under law or the Company’s bylaws. In 2012, members of the Executive Committee included Messrs. D. Dalrymple (Chair), Bentley, R. Dalrymple, Swan, Updegraff and Ms. Drinkwater. There were two meetings of the Executive Committee in 2012.

Audit and Risk Management Committee: The responsibilities of the Audit and Risk Management Committee (the “Audit Committee”) include the appointment of independent auditors, the pre-approval of all audit and non-audit services performed by the Company’s independent auditors, the review of the adequacy of internal accounting and disclosure controls of the Company, and the oversight of risk management. All Audit Committee members are independent as defined by applicable laws and regulations. In 2012, members of the Committee included Messrs. Becker (Chair), Eggers, Potter, Sneeringer and Storch. Mr. Becker served as the Audit Committee’s “financial expert”, the Audit Committee having determined that Mr. Becker met all required qualifications within the meaning of pertinent regulations. There were five meetings of the Audit Committee in 2012. See the report of the Audit Committee on page 27.

Compensation and Personnel Committee: The primary responsibilities of the Compensation and Personnel Committee (the “Compensation Committee”) are to: discharge the Board’s duties relating to the compensation of the executive officers, including recommending to the Board the compensation of the chief executive officer; review the Bank’s compensation policies and programs affecting other employees; review management’s proposals for the election and promotion of officers and make recommendations to the Board; and monitor compensation trends and select a peer group of companies against which to compare the Company’s compensation for the chief executive officer, executive officers and chief auditor. The Compensation Committee met five times in 2012. The members of the Compensation Committee meet the independence requirements of applicable laws and rules as determined by the Board. In 2012, members of the Compensation Committee included Messrs. Lounsberry (Chair), D. Dalrymple, R. Dalrymple, Eggers, Sneeringer and Swan.

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Nominating and Governance Committee: The Nominating and Governance Committee met three times in 2012 and included Messrs. Eggers (Chair), D. Dalrymple, Lounsberry, Potter, Updegraff and Ms. Drinkwater. The members of the Nominating and Governance Committee meet the independent requirements of applicable laws and rules as determined by the Board. In general, the Committee oversees the Company’s corporate governance matters on behalf of the Board and is responsible for the identification and recommendation of individuals qualified to become members of the Board. The Committee’s functions include: (i) identifying, evaluating and recommending qualified director nominees; (ii) the consideration of shareholder nominees for election to the Board; (iii) reviewing the committee structure and making recommendations to the Board for committee membership; (iv) recommending corporate governance guidelines to the Board; and (v) overseeing a self-evaluation process for the Board and its committees.

The Committee reviews annually with the Board the composition of the Board as a whole and considers whether the Board reflects an appropriate balance of knowledge, experience, skills, expertise and diversity. Among other factors, the Committee looks for director nominees who know the communities and industries that the Company serves. The Committee utilizes the following process when identifying and evaluating the individuals that it recommends to the Board as director nominees.

•	The Committee reviews the qualifications of any candidates who have been properly recommended or nominated by the shareholders, as well as those candidates who have been identified by management, individual members of the Board or, if the Committee determines, a search firm.
•	The Committee evaluates the performance and qualifications of individual members of the Board eligible for re-election at the annual meeting of shareholders.
•	The Committee considers the suitability of each candidate, including the current members of the Board, in light of the current needs of the Board. In evaluating the suitability of the candidates, the Committee considers many factors including issues of character, judgment, independence, business expertise, experience, other commitments, and such other factors as the Committee concludes are pertinent. Diversity of experience, skills, gender, race, ethnicity and age are factors, among others, considered in this process.
•	After such review and consideration, the Committee recommends that the Board select the slate of director nominees.
•	Shareholder recommendations for nominees to the Board must be directed in writing to the Corporate Secretary, One Chemung Canal Plaza, Elmira, New York 14901, and must include: (i) the name and address of the shareholder proposing a nominee for consideration; (ii) the number of shares owned by the notifying shareholder and the date the shares were acquired; (iii) any material interest of the notifying shareholder in the nomination and a statement in support of the nominee with references; (iv) the name, age, address and contact information for each proposed nominee; (v) the principal occupation or employment of each proposed nominee; (vi) the number of shares of the Company’s common stock that are owned by the nominee as of a record date; (vii) detailed information about any relationship or understanding between the proposing shareholder and the nominee; (viii) detailed information of any relationship between the nominee and the company within the last three years; and, (ix) other information regarding the nominee as would be required to be included in the Proxy Statement pursuant to Regulation 14A under the Securities Exchange Act of 1934 (“Exchange Act”).

Chemung Financial’s bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals and director nominations, which are properly brought before an annual meeting of shareholders. To be timely, a shareholder’s notice must be delivered to or mailed and received at the Company’s principal executive offices not less than 120 calendar days prior to the date Proxy Statements were mailed to shareholders in connection with the previous year’s annual meeting of shareholders. In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s Proxy Statement, notice by the shareholder to be timely must be so received a reasonable time before the solicitation is made.

A copy of the Nominating and Governance Committee Charter can be viewed on the Bank’s website at http://www.chemungcanal.com/home/info/governance.

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Compensation of Directors

The Compensation Committee periodically reviews the compensation of the Board and makes recommendations to the full Board with respect to the type and amounts of compensation payable to the directors for service on the Board and Board committees.

Each non-employee director of the Company receives an annual retainer of $5,500. Beginning January 2013, each non-employee director receives a fee of $400 for each meeting of the Board and its committees attended and the chair of each committee receives $500 for each committee meeting attended. The Chairman of the Board receives an additional annual retainer of $2,750. One fee is paid for attendance at meetings that serve both the Company and the Bank. Mr. Bentley receives no cash compensation for his services as a director.

A Deferred Directors’ Fee Plan for non-employee directors provides that directors may elect to defer receipt of all or any part of their fees. Deferrals are either credited with interest compounded quarterly at the Applicable Federal Rate for short-term debt instruments or converted to units, which appreciate or depreciate, as would an actual share of the Company’s common stock purchased on the deferral date. Cash deferrals will be paid into an interest bearing account and paid in cash. Units will be paid in shares of common stock.

Pursuant to the provisions of the Chemung Financial Corporation Directors’ Compensation Plan, additional compensation is paid to each non-employee director in shares of the Company’s common stock in an amount equal to the total amount of cash fees earned by each director during the year, valued as of December 31, and paid in January. For his service as a director on the Board and the Board of Directors of the Bank, Mr. Bentley is paid a director’s fee in an amount equal in value to the average compensation awarded to non-employee directors who have served twelve (12) months in the previous year.

Director Compensation Table

Directors	Fees Earned or Paid in Cash	Number of Shares Awarded (1)	Market Value of Shares (2)	Total
Larry Becker	$14,750	542	$14,750	$29,500
Ronald M. Bentley		582	$15,846	$15,846
Bruce W. Boyea	$14,500	533	$14,500	$29,000
David J. Dalrymple	$19,550	718	$19,550	$39,100
Robert H. Dalrymple	$14,400	529	$14,400	$28,800
Clover M. Drinkwater	$15,100	555	$15,100	$30,200
William D. Eggers	$17,650	648	$17,650	$35,300
Stephen M. Lounsberry III	$16,550	608	$16,550	$33,100
Thomas K. Meier	$3,650	134	$3,650	$7,300
Ralph H. Meyer	$7,300	268	$7,300	$14,600
John F. Potter	$14,800	544	$14,800	$29,600
Eugene M. Sneeringer Jr.	$16,050	589	$16,050	$32,100
Robert L. Storch	$13,900	511	$13,900	$27,800
Richard W. Swan	$17,050	626	$17,050	$34,100
Jan P. Updegraff	$15,850	582	$15,850	$31,700

(1) The total number of shares awarded are determined by dividing the total amount of the annual retainer and fees by the grant price of the shares, as described in footnote (2) below. Any fractional shares are rounded up to the next whole share.

(2) These amounts are based on the grant price of the share, which is determined as the average of the closing prices of a share of Company common stock as quoted on the NASDAQ Stock Market for each of the prior thirty trading days ending on 12/31/12. Pursuant to this formula, the rounded, per share market value is equal to $27.25.

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Communicating with the Board

Shareholders may communicate in writing with the Board or with individual directors by contacting the Company’s Corporate Secretary at Chemung Financial Corporation, One Chemung Canal Plaza, Elmira, New York 14901. The Corporate Secretary will relay the question or message to the specific director identified by the shareholder or, if no specific director is requested, to the CEO.

Directors Attendance at Annual Meetings

The Company does not have a formal policy regarding attendance by a member of the Board at the Company’s annual meeting. The Company will continue to encourage such attendance. In 2012, thirteen directors attended the annual meeting of shareholders.

The Board’s Role in Risk Oversight

The Board has charged the Audit Committee with the oversight of risk management. In 2009, the Board created the position of Chief Risk Officer (CRO) reporting to the President and CEO and the Audit Committee. The CRO is responsible for developing and maintaining a comprehensive process for identifying, assessing, monitoring, and reporting key risks to the organization. The CRO ensures that risk limits are appropriate for the nature and complexity of the Bank’s business activities and are consistent with the risk parameters established by the Board. The CRO makes regular reports to the Board and Audit Committee regarding the status of risk management.

As it relates to the risks inherent in the Bank’s incentive compensation programs, the Audit Committee meetings are held in order to determine if the Bank’s incentive compensation plans encourage excessive risk-taking. At the present time, the Audit Committee and the Board do not believe these programs create risks that are reasonably likely to have a material adverse effect on the Company due to the existence of internal controls and the fact that the incentive payments comprise a small portion of total compensation. See “Compensation Discussion and Analysis” section for more information about the Bank’s incentive compensation plans.

Proposal 2:
Approval, on a Non-Binding, Advisory Basis, of the Compensation
of the Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added Section 14A to the Exchange Act, which requires the Company to provide our shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs (Say-On-Pay), as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission (“SEC”). As described in greater detail under the heading “Compensation Discussion and Analysis”, the Company seeks to align the interests of our NEOs with the interests of the shareholders.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board or the Compensation Committee of the Board. The vote on the resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Company’s NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

The compensation of the Company’s NEOs is disclosed in the Compensation Discussion and Analysis, the summary compensation table and the other related tables and narrative disclosures contained elsewhere in this Proxy Statement. As discussed in those disclosures, the Board believes that our executive compensation philosophy, policies, and procedures provide a strong link between each NEOs’ compensation and our short and long-term performance. The objective of our executive compensation program is to provide compensation which is competitive based on our performance and aligned with the long-term interest of our shareholders.

The Company asks shareholders to indicate their support of our NEOs’ compensation as described in this Proxy Statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the Company’s NEOs, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and narrative discussion, and other related tables and disclosure.”

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THE BOARD UNANIMOUSLY RECOMMENDS A VOTE, ON A NON-BINDING, ADVISORY BASIS, “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS, AS DISCLOSED IN THIS PROXY STATEMENT

Proposal 3:
Non-Binding, Advisory Vote Regarding the Frequency of Say-on-Pay

The Dodd-Frank Act also requires that the Company provide shareholders with the opportunity to vote, on a non-binding, advisory basis, on their preference as to how frequently to vote on future advisory votes on the compensation of our NEOs, as disclosed in accordance with the compensation disclosure rules of the SEC. In particular, you may vote whether the advisory vote should occur every three years, every two years or every year. Shareholders may also abstain from casting a vote on this proposal.

The Board has determined that an annual advisory vote on executive compensation is the most appropriate alternative for the Company and therefore, the Board recommends that you vote for an annual advisory vote on executive compensation. In determining to recommend that shareholders vote annually on executive compensation, the Board considered how an advisory vote at this frequency will provide our shareholders with direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the Proxy Statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board or the Compensation Committee of the Board. The Company recognizes that the shareholders may have different views as to the best approach for the Company and therefore, we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation. The Board and the Compensation Committee will take into account the outcome of the vote on frequency of the advisory vote on executive compensation; however, when considering the frequency of future advisory votes on executive compensation, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

Shareholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, three years, or abstaining, when voting in response to the resolution that will be presented at the Annual Meeting in substantially the following form:

“RESOLVED, that shareholders determine, on a non-binding, advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s NEOs as set forth in the Company’s Proxy Statement should be every year, every other year or every three years.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF “1 YEAR” AS THE PREFERRED FREQUENCY FOR THE NON-BINDING, ADVISORY VOTE ON SAY-ON-PAY

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Compensation Discussion and Analysis

Compensation Committee

The Compensation Committee, currently consisting of Directors Lounsberry (Chair), D. Dalrymple, R. Dalrymple, Eggers, Sneeringer and Swan, met five times in 2012. The members of the Committee meet the independence requirements of applicable laws and rules as determined by the Board.

Compensation Philosophy and Objectives

As discussed previously, the Compensation Committee reviews and administers the Company’s compensation policies and practices for the NEOs. The NEOs named in the Summary Compensation Table are President and Chief Executive Officer, Ronald M. Bentley, Executive Vice President and Chief Financial Officer, Mark A. Severson for the period May 16, 2012 to December 31, 2012, and Executive Vice President and Chief Financial Officer John R. Battersby, Jr. for the period January 1, 2012 to May 15, 2012. Mr. Battersby continued to hold the position of Executive Vice President up through December 31, 2012, when he retired. The other NEOs are: Bank executive officers - Karen R. Makowski, Melinda A. Sartori and Anders M. Tomson.

The Company’s compensation philosophy is designed to attract, motivate and retain highly qualified financial services professionals capable of maximizing business performance for the benefit of shareholders. The Compensation Committee believes in a simple, straightforward approach to executive compensation and therefore, has limited the number and types of programs used to compensate NEOs, as discussed below in the Elements of Compensation subsection.

The compensation programs are designed to reward NEOs for satisfying both Company and individual performance goals. In 2012, compensation components of NEO compensation consisted of: 1) base salary; 2) short and long-term performance-based incentives; and 3) retirement and other benefits. The Compensation Committee reviews quantitative and qualitative/subjective measures before applying its judgment to determine appropriate compensation for its NEOs. As a result, incentive plan pay is not tied directly to any specific set of metrics. As such, the Compensation Committee has not established rigid formulas for the allocation between cash and non-cash components, the allocation of short-term and long-term equity incentive compensation, or the percentage in which other NEOs’ compensation opportunity should be in relation to the chief executive officer’s compensation. In 2012, the relationship between the NEOs’ total compensation (base salary plus cash and stock-based incentive compensation) and the Company’s financial results demonstrates the alignment the Company has established between pay and business performance.

Setting Executive Compensation

The Compensation Committee analyzes and uses compensation data provided by Pearl Meyer & Partners, LLC (“Pearl Meyer”), which conducts an annual compensation survey in conjunction with the New York Bankers Association, an industry trade association. The Company has no relationship with Pearl Meyer other than as a participant in the survey. In 2012, thirty-three New York State banks and financial institutions participated in the survey.

The Company does not target any specific element of compensation to compare to amounts paid by the peer group with respect to that element. Rather, the Company uses the Pearl Meyer data to inform it of the pay levels and practices of the Company’s peers as they most closely represent the labor market in which the Company competes for key talent. Informed by this data, the Compensation Committee’s goal is to provide a competitive level of total compensation targeted at the average level of comparably sized financial institutions. In 2012, the total compensation for the NEOs approximates the average of the participating banks. A listing of the participating banks is provided on page 16.

Elements of Compensation

In 2012, the Company’s mix of base salary and incentive compensation places the variable pay received by NEOs, other than the CEO, in the range of 25% to 35% of the NEOs’ base salary. The CEO’s incentive pay, comprised of cash and unrestricted stock, represented approximately 63% of his base pay. Awards under the incentive plans are based on the Compensation Committee’s independent business judgment after evaluating the performance of each executive officer against pre-established Company and individual goals. The Compensation Committee regularly reviews these elements of compensation in order to ensure that, as a whole, they conform to the Company’s philosophy and objectives.

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Base Salary: Base salary paid to executives is reviewed against market on an annual basis. Base salary levels reflect the Compensation Committee’s perceived value of the position, both in the context of the market data for similar positions, as well as the individual fulfilling the duties of the position. Mr. Bentley reviews the base salaries of the other NEOs with the Compensation Committee and a recommendation for approval is submitted to the full Board. The recommendations are based upon an evaluation process, which includes professional and leadership performance as well as the attainment of goals set forth in the Company’s annual business plan.

The Compensation Committee reviewed the relevant market data and considered individual performance of each NEO in 2011, and determined that the base salaries should be increased in January 2012 as follows: Mr. Battersby $10,000; Mr. Tomson $6,300; and, Mrs. Sartori $4,500. The actual base salaries for 2012 are reported in the Summary Compensation Table on page 19. Similarly in January 2013, the Compensation Committee reviewed the NEOs’ base salaries utilizing the same methodology (relevant market data and individual performance) and increased the base salaries as follows: Mrs. Makowski $3,500; Mrs. Sartori $3,170; Mr. Severson $4,000; and Mr. Tomson $4,326.

The Compensation Committee conducts an annual performance review of the CEO. The CEO’s performance objectives are defined consistent with, and in support of, the Company’s annual business plan. Performance is also measured against progress towards the attainment of the Company’s long-term strategic plan. These goals include, but are not limited to, metrics related to net income, return on equity, efficiency, asset quality, bank performance against a peer group and progress in achieving long-term strategic objectives. The peer group consists of publicly traded banks in the Northeast, New York and Pennsylvania with total assets between $1 to $3 billion. In 2012 the following banks were included in the peer group: ACNB Corporation, Alliance Financial Corporation, Arrow Financial Corporation, Bar Harbor Bankshares, Bridge Bancorp, Inc., Bryn Mawr Bank Corporation, Cambridge Bancorp, Camden National Corporation, Canandaigua National Corporation, Citizens & Northern Corporation, CNB Financial Corporation, Codorus Valley Bancorp, Inc., Customers Bancorp, Inc., Enterprise Bancorp, Inc., Financial Institutions, Inc., First Bancorp, Inc., First of Long Island Corporation, Franklin Financial Services Corporation, Hudson Valley Holding Corp., Intervest Bancshares Corporation, Merchants Bancshares, Inc., Metro Bancorp, Inc. Orrstown Financial Services, Inc., Sterling Bancorp, Suffolk Bancorp and Univest Corporation of Pennsylvania.

In January 2013, the Compensation Committee determined that Mr. Bentley achieved his 2012 goals and he received a base salary increase of $8,100. Based on a similar assessment of the CEO’s performance in 2011, the Compensation Committee increased Mr. Bentley’s base salary by $15,000 in 2012. The total base salary earned by Mr. Bentley in 2012 is reported in the Summary Compensation Table on page 19.

Short and Long-Term Performance-Based Incentive Compensation: The Company has created incentive compensation programs to motivate and reward senior officers (including the NEOs) for achieving predefined goals. The Compensation Committee and the Board do not subscribe to formula-driven incentive plans, but believe in maintaining discretion over the payment of incentive compensation. This discretion permits the Compensation Committee to make compensation decisions in the best interests of the Company and shareholders when events beyond the control of management positively or negatively influence financial results. In such circumstances, the Compensation Committee may reduce or increase incentive payments but in no event may the payments be materially greater than the levels described below. Each executive officer’s incentive award opportunity is not limited to a specified percentage of the incentive pool.

The Compensation Committee and the Board do not believe these incentive plans are reasonably likely to have a material adverse effect on the Company. These plans are believed to be of low risk as the plans provide for payments that comprise a moderate percentage of total compensation and, therefore, do not encourage excessive risk taking. Furthermore, the Company has decided to limit equity incentive awards to restricted stock grants, thereby reducing any motivation to take unnecessary or excessive risk to increase Company stock price, as may be the case with stock options. Additionally, restricted stock awards are not tied to formulas that could focus NEOs on only short-term results. Finally, these plans generally conform to sound incentive compensation policies as prescribed by the Federal Reserve Board.

The Compensation Committee employs cash and restricted stock awards to recognize significant efforts or individual contributions of senior officers, including the NEOs. In determining these awards, many factors are considered including, but not limited to, the Company’s net earnings vs. original plan, the financial results delivered by the senior officer’s division against goal, service quality results vs. goal, individual success in implementing business plan initiatives, and other contributions made by the senior officer to the Company’s success. The senior officers eligible for an award, the criteria used to determine individual awards, and actual awards are reviewed with the Compensation Committee. There is no expectation that these awards will be paid each year. In 2012, the Company established a cash bonus pool representing 20% of the aggregate base salaries of participants and a restricted stock pool representing 15% of the aggregate base salaries of participants. In 2012, the cash awards were $380,000 and the value of the restricted stock awards were $220,000, for a total of $600,000 representing approximately 33% of the aggregate base salaries of plan participants. As previously stated, these two components of incentive compensation for NEOs (other than the chief executive officer) represent a range between 25% and 35% of the NEO’s base salary.

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The following paragraphs provide a further description of these plans.

Restricted Stock Plan: In 2010, the Board approved a Restricted Stock Plan for officers of the Company, excluding the CEO. The Board may make discretionary grants of restricted shares of the Company’s common stock to officers selected to participate in the Plan. The Board believes that these awards: 1) align the interests of the Company’s executives and senior managers with the interests of the Company and its shareholders; 2) ensure that the Company’s compensation practices are competitive and comparable with its peers; and 3) promote retention of select management level employees. The awards are based on the performance, responsibility and contributions of the NEOs and other senior officers. Mr. Bentley recommends the number of shares to be awarded to senior officers, including the NEOs, which is subject to the approval of the Compensation Committee and the Board. The awards may not exceed 15,000 shares per year in the aggregate. Thirteen senior officers including Madams Makowski and Sartori, Messrs. Severson and Tomson were awarded restricted stock in 2012. These shares vest over a five-year period, lapse with termination of employment, with or without cause, and vest immediately in case of death, disability or a change of control. On February 20, 2013, the Board approved an amendment to the Plan subject to shareholder approval. A description of the amendments is set forth on page 25. The Amended and Restated Restricted Stock Plan is being submitted to shareholders for their approval, and is attached to this Proxy Statement in Appendix A on page A-1.

Incentive Compensation Plan: The Chemung Financial Corporation Incentive Compensation Plan, formally known as the President and CEO Bonus Plan, was amended and restated effective January 1, 2012 and approved by shareholders in 2012. The Incentive Compensation Plan provides for the grant of unrestricted stock and/or cash awards to select officers and key employees designated annually in the sole discretion of the Board as a reward for attainment of annual and long-term performance goals. The maximum number of shares that can be awarded as unrestricted stock is ten thousand (10,000) per calendar year. The maximum cash bonus is $300,000 per calendar year. In 2012, the Compensation Committee recommended, and the Board approved, granting an Incentive Plan award of $254,154 to the chief executive officer. The award was based on Mr. Bentley’s performance measured against his pre-determined individual and Company goals and other qualitative information considered by the Compensation Committee and the Board. The award was paid in January 2013: $142,000 in cash and $112,154 in Company stock, which amounted to 4,116 shares. Mr. Bentley was the only executive approved by the Board to participate in the Plan in 2012.

Retirement and Other Benefits: The Company provides retirement benefits through a combination of a Pension Plan and a 401(k) Plan. The Company instituted a “soft freeze” to its Pension Plan after June 30 in 2010. Employees hired after June 30, 2010 are not eligible to participate. All NEOs, except Mrs. Makowski and Messrs. Severson and Tomson, participate in the Pension Plan. The Plan is funded solely through Company contributions and the benefits are determined based upon years of service and a calculation of final average compensation, which is further described on page 23.

The Company maintains a 401(k) Plan that allows employees to contribute up to 70% of base pay on a pre-tax basis up to the statutory limits. Because Mrs. Makowski and Messrs. Severson and Tomson do not participate in the Pension Plan, they receive a 4% non-discretionary contribution to the 401(k) Plan subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) and applicable regulations. Company contributions to the 401(k) Plan for employees hired prior to July 30, 2010 are discretionary in accordance with the business plan approved by the Board each year.

In June 2012, the Compensation Committee adopted a Defined Contribution Supplemental Executive Retirement Plan to attract and retain high-quality talent. This Supplemental Executive Retirement Plan is intended to provide a retirement benefit comparable to that received by other executive officers participating in the Bank’s pension plan. Because Mrs. Makowski and Messrs. Severson and Tomson do not participate in the Pension Plan, they are credited with an annual Company contribution in an amount equal to 20% of their base salary until the earlier of: (i) their termination of employment for any reason; or (ii) the discontinuation of their participation in the Plan. The Company may discontinue future contributions to any participant at any time. Benefits are payable upon retirement, disability, death or a change in control. The annual Company contribution is credited as of the last day of the applicable Plan year, provided that the participant is actively employed on that date. Based on a review of CEO compensation and retirement plan data of peer banks, the Board has approved Mr. Bentley’s participation in this Plan.

The NEOs are eligible for the same benefits available to all other employees of the Company including life and health insurance, vacations, holidays, and personal and sick leave.

The Deferred Compensation Plan allows the NEOs, and other senior officers that the Compensation Committee may approve annually, to defer amounts up to all of their compensation to a future date. Although all of the NEOs are eligible to participate, Madams Makowski and Sartori are the only NEOs who participate in the program.

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The NEOs are granted perquisites, which the Compensation Committee believes are modest, reasonable and similar to those provided to executive officers at peer financial institutions, and are designed to assist the executives in carrying out their duties. Club memberships are provided to the NEOs to enable them to interact and foster relationships with clients and local business people. Mr. Bentley has the use of a Company-owned vehicle for business purposes. His personal use of the vehicle is subject to tax. Madams Makowski and Sartori and Messrs. Battersby and Severson each received a car allowance during 2012 which is taxed as additional compensation in accordance with IRS regulations.

The Company entered into a Severance Agreement and a Change of Control Agreement with Mr. Bentley upon his joining the Company in 2006. Under the Severance Agreement, if Mr. Bentley’s employment is terminated, he would receive his base salary for one year and would remain covered under the employee benefit programs for one year. Under the Change of Control Agreement, Mr. Bentley would receive a range of different payments depending on the circumstances, which are further described on page 24.

The Company has entered into Change in Control Agreements with Messrs. Severson, Tomson, Battersby, and Madams Sartori and Makowski. Mr. Battersby’s Change in Control Agreement lapsed on December 31, 2012, upon his retirement from the Company. The purpose of the agreements is to retain and secure key employees and encourage their continued attention and dedication to their assigned duties. In the event of his/her termination, following a change in control, the executive would receive a severance benefit equal to two times his/her highest annual compensation, including salary and bonus, based on his/her respective last two years of compensation. Under the terms of the Amended and Restated Restricted Stock Plan, if there is a change in control, all stock awards would automatically vest and all restrictions would lapse.

Total Compensation of the NEOs

The Compensation Committee believes that the total compensation paid to the NEOs in 2012 approximates the average total compensation for similar positions at the peer banks that participated in the 2012 Pearl Meyer Banking Compensation Survey.

The following is the peer group used in the 2012 Pearl Meyer survey:

Adirondack Bank	Flushing Savings Bank	Suffolk County National Bank
Alliance Bank, N.A.	Genesee Regional Bank	The Adirondack Trust Company
Bank of Akron	Glens Falls National Bank & Trust	The Bank of Castile
Berkshire Bank	Greater Hudson Bank	The Bank of Greene County
Columbia Bank	Mahopac National Bank	The Dime Savings Bank Williamsburgh
Community Bank, N.A.	New York Community Bancorp, Inc.	The Lyons National Bank
ESL Federal Credit Union	Northfield Bank	The Westchester Bank
Evans Bank, N.A.	Oneida Savings Bank	Tompkins Trust Company
Fairport Savings Bank	Orange County Trust Company	Walden Savings Bank
First Trade Union Bank	Pathfinder Bank	Webster Bank
Fulton Savings Bank	Solvay Bank

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Compensation and Personnel Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on its review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation and Personnel Committee:

Stephen M. Lounsberry III, Chairman	William D. Eggers
David J. Dalrymple	Eugene M. Sneeringer Jr.
Robert H. Dalrymple	Richard W. Swan

Tax and Accounting Matters

Section 162(m). Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) generally disallows a tax deduction to the Company for compensation in excess of one million dollars paid to the Company’s CEO, and to the next four highest paid officers of the Company, unless the compensation qualifies as “performance-based compensation” or falls under certain other specified exceptions under Section 162(m). Generally, to qualify as performance-based compensation, the plan or arrangement must contain specific performance criteria, specific limits on awards and amounts and must have shareholder approval.

Section 409A. Section 409A of the Code generally provides that unless certain requirements are met, amounts deferred under a nonqualified deferred compensation plan are currently includible in an employee’s gross income to the extent not subject to a substantial risk of forfeiture. Section 409A applies to most forms of deferred compensation, including but not limited to, nonqualified deferred compensation plans or arrangements, certain equity based performance awards, and severance plans or individual severance arrangements contained within employment agreements. Generally, under Section 409A, any severance arrangement not in compliance with Section 409A covering a NEO pursuant to an employment or change in control agreement which is effective upon termination of employment and any deferrals under a nonqualified deferred compensation plan that do not comply with Section 409A may subject the NEO to: (i) current income inclusion of the relevant amounts; (ii) interest at the IRS underpayment rate; and (iii) an additional 20% excise tax. The Company believes it is operating in good faith compliance with the statutory and regulatory provisions currently in effect.

Sections 4999 and 280G. Section 4999 of the Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals.” Under Section 280G of the Code, such excess parachute payments are also nondeductible to the Company. If payments that are contingent on a change of control to a disqualified individual (which terms include the NEOs) exceed 2.99 times the individual’s “base amount,” they constitute “excess parachute payments” to the extent they exceed one times the individual’s base amount.

Pursuant to the change in control agreement with Mr. Bentley, the Company will make an indemnification payment to him in the event an excise tax is imposed on “excessive parachute payments” paid to him pursuant to his change in control agreement. Neither the Company nor the Bank is permitted to claim a federal income tax deduction for the portion of the change in control payment that constitutes an “excess parachute payment” or the indemnification payment.

Accounting Considerations. The Committee is informed of the financial statement implications of the components of the compensation program for NEOs.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or an employee of the Company or any of its subsidiaries during 2012 or any prior period. None of the Company’s executive officers has served as a member of a compensation committee or board of directors of any entity that has an executive officer serving as a member of the Company’s Board or Compensation Committee.

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Executive Officers

The following sets forth certain information regarding the NEOs and other executive officers of the Company and the Bank.

Name	Age	Position
Ronald M. Bentley	60

President and Chief Executive Officer of the Company and the Bank (2007); Chief Operating Officer of the Bank (2006); President, Retail Banking at NBT Bancorp, Inc. (2005); Executive Vice President, Retail Banking and Regional President at NBT Bancorp, Inc. (2003). Mr. Bentley has been with the Company since 2006.

Mark A. Severson	59

Chief Financial Officer and Treasurer of the Company and Executive Vice President, Chief Financial Officer and Treasurer of the Bank (2012); Executive Vice President and Treasurer of FNB United Corp., North Carolina (2007-2011); Chief Financial Officer of Camco Financial Corporation, Ohio (2001-2007); Chief Financial Officer of FCNB Corp., Maryland (1990-2001). Mr. Severson joined the Company in May 2012.

John R. Battersby, Jr. *	62

Chief Financial Officer, Treasurer and Executive Vice President of the Bank (2012); Chief Financial Officer and Treasurer of the Company (2003); Executive Vice President, Chief Financial Officer and Treasurer of the Bank (2004). Mr. Battersby had been with the Company since 1988 and retired as of December 31, 2012.

Richard G. Carr	59	Executive Vice President of the Bank (2011) responsible for Business Client Services; Senior Vice President of the Bank (2004). Mr. Carr has been with the Company since 1997.
Louis C. DiFabio	49	Executive Vice President of the Bank (2011) responsible for Retail Client Services; Senior Vice President of the Bank (2005). Mr. DiFabio has been with the Company since 1987.
Karen R. Makowski	56

Executive Vice President, Chief Administrative and Risk Officer (2011); Consultant in regulatory compliance and strategic planning (2009); President & CEO, Panther Community Bank Florida (2006). Mrs. Makowski has been with the Company since 2011.

Melinda A. Sartori	55	Executive Vice President of the Bank (2002) responsible for the Wealth Management Group. Mrs. Sartori has been with the Company since 1994.
Anders M. Tomson	45	President, Capital Bank Division of Chemung Canal Trust Company (2011); Senior Vice President and Commercial Real Estate Division Executive at Citizens Bank in Albany (2006-2010). Mr. Tomson has been with the Company since 2011.

*Retired December 31, 2012

18

Executive Compensation

The following tables summarize compensation information paid or earned by NEOs of the Company and the Bank for the fiscal year ended December 31, 2012, with comparative information for 2011 and 2010 relating to the summary compensation table.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Bonus (1)	Stock Awards	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value (5)	All Other Compensation (6)	Total
Ronald M. Bentley	2012	$404,000	$121,750	$112,154 (2)	$20,250	$127,70	$103,121	$888,978
President &	2011	$389,000	$100,000	$96,073 (2)	$19,450	$88,890	$22,095	$715,508
Chief Executive Officer	2010	$376,077	$95,000	$71,531 (2)	$18,850	$64,260	$21,515	$647,233
John R. Battersby Jr. (7)	2010	$211,077	$50,000	-	-	$171,212	$51,896	$484,185
Executive Vice President	2011	$159,789	$35,000	$15,000 (3)	-	$113,818	$20,117	$343,724
& Chief Financial Officer	2010	$154,327	$35,000	$20,000 (3)	-	$83,776	$17,318	$310,42
Karen R. Makowski (8)	2012	$175,000	$35,000	$50,011 (3)	-	-	$44,830	$304,841
Executive Vice President,
Chief Administrative & Risk Officer	2011	$16,827	-	-	-	-	$1,000	$17,827
Melinda A. Sartori	2012	$157,984	$30,000	$20,000 (3)	-	$83,898	$21,152	$313,034
Executive Vice President	2011	$153,658	$25,000	$15,000 (3)	-	$70,004	$20,215	$283,877
	2010	$149,183	$25,000	$15,000(3)	-	$47,623	$20,274	$257,080
Mark A. Severson (9) Executive Vice President, Chief Financial Officer & Treasurer	2012	$113,846	$25,000	$49,994 (3)	-	-	$29,544	$218,384
Anders M. Tomson (10)	2012	$215,815	$45,000	$30,000 (3)	-	-	$66,710	$357,525
President, Capital Bank
Division	2011	$141,346	$35,000	$37,950 (3)			$14,534	$228,830

(1)	The amounts shown for salary and bonus represent amounts earned in 2012.
(2)	The awards to Mr. Bentley were made under the terms of the Incentive Compensation Plan. The awards are fully vested upon grant and reflect the grant date fair value of the stock calculated as the average of the closing prices of a share of common stock as quoted on the NASDAQ stock market for each of the prior thirty days ending on 12/31/12. The 2012 stock awards granted to Mr. Bentley do not include director fees in the amount of $15,846, which are reported in the Director Compensation Table on page 10.
(3)	The amounts shown for Madams Makowski and Sartori, and Messrs. Battersby, Severson and Tomson represent shares granted under the Amended and Restricted Stock Plan and reflect the grant date fair value computed in accordance with the formula set forth in the Plan, and as reported in Note 12 of the Company’s audited consolidated financial statements contained in the Company’s Form 10-K for the year ended December 31, 2012. Twenty percent of the restricted stock awarded vests each year commencing with the first anniversary date of the award and is 100 percent vested on the fifth anniversary date. See table below captioned “Grants of Plan-Based Awards.” The amount of the awards are determined in the discretion of the Board and there are no specific formulaic targets.

(4)	This is an additional cash bonus awarded to Mr. Bentley pursuant to a company-wide 5% cash bonus plan in which all non-sales employees participate. Other NEOs are not eligible to participate in this 5% cash bonus pool.

19

(5)	The amounts shown represent the aggregate change, from December 31, 2011 to December 31, 2012, in the present value of the named executive officers’ accumulated pension benefit from the Chemung Canal Trust Company Pension Plan and, for Mr. Bentley, from the Chemung Canal Trust Company Executive Supplemental Retirement Plan.
(6)	The amounts shown include matching contributions made by Chemung Canal to the 401(k) Plan, dividends paid on restricted stock, Defined Contribution Supplemental Executive Retirement Plan contribution, payout of unused vacation and perquisites, such as car and club memberships. The NEOs participate in certain group health, life, disability and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. See the table below captioned “All Other Compensation Table.”
(7)	Mr. Battersby retired on December 31, 2012. He ceased serving as Chief Financial Officer on May 15, 2012.
(8)	Mrs. Makowski joined the Bank on November 8, 2011.
(9)	Mr. Severson joined the Company and the Bank on May 16, 2012.
(10)	Mr. Tomson joined the Bank on April 8, 2011.

All Other Compensation

Name	401(k) Match	Dividends on Restricted Stock	Automobile	Club Memberships	Payout of Unused Vacation	Defined Contribution SERP	Total
Ronald M. Bentley	$7,500		$2,550	$12,302		$80,769	$103,121
John R. Battersby Jr.	$7,500	$1,549	$6,000	$5,462	$31,385		$51,896
Karen R. Makowski		$1,079	$6,000	$2,751		$35,000	$44,830
Melinda A. Sartori	$6,085	$1,359	$6,000	$7,708			$21,152
Mark A. Severson		$508	$3,500	$2,767		$22,769	$29,544
Anders M. Tomson	$10,000	$1,803		$11,744		$43,163	$66,710

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards
Ronald M. Bentley	1/16/13	4,116	$112,154	(1)
John R. Battersby Jr.	12/19/12	0	$0
Karen R. Makowski	12/19/12	984	$25,000	(2)
	2/6/12	1,079	$25,000	(3)
Melinda A. Sartori	12/19/12	788	$20,000	(4)
Mark A. Severson	12/19/12	984	$25,000	(4)
	8/14/12	1,016	$25,000	(6)
Anders M. Tomson	12/19/12	1,181	$30,000	(4)
	7/8/11	1,000	$22,950	(5)
(1)	This grant was awarded to Mr. Bentley as part of a year-end bonus pursuant to the Incentive Compensation Plan. The stock award is based on the average of the closing prices of a share of Company common stock as quoted on the NASDAQ Stock Market for each of the prior thirty trading days ending on 12/31/12, which calculates to a grant price of $27.25.
(2)	These amounts represent the market value of $25.41, the closing price for the Company common stock on the grant date, December 19, 2012.
(3)	Under the terms of her offer of employment, this amount was granted to Mrs. Makowski upon completion of 90 days of employment and is based on a market value of $23.18, the closing price of a share of Company common stock on February 6, 2012.
(4)	Under the terms of his offer of employment, this amount was granted to Mr. Severson upon completion of 90 days of employment and is based on the market value of $24.60, the closing price of a share of Company common stock on August 14, 2012.
(5)	Under the terms of his offer of employment, this amount was granted to Mr. Tomson upon completion of 90 days of employment and is based on the market value of $22.95, the closing price of a share of Company common stock on July 8, 2011.

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Outstanding Equity Awards at December 31, 2012

	Restricted Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested (#) (2)
John R. Battersby	12/21/2011	523	$15,632
	12/15/2010	566	$16,918
Karen R. Makowski	12/19/2012	984	$29,412
	2/06/2012	864	$25,825
	12/19/2012	788	$23,553
Melinda A. Sartori	12/21/2011	523	$15,632
	12/15/2010	424	$12,673
Mark A. Severson	12/19/2012	984	$29,412
	8/14/2012	1,016	$30,368
Anders M. Tomson	12/19/2012	1,181	$35,300
	12/21/2011	523	$15,632
	7/08/2011	800	$23,912
(1)	Restricted stock awards vest 100% five years after the date of the grant.
(2)	These amounts represent the market value of $29.89, the closing price for the Company common stock on December 31, 2012.

Stock Vested

Name	Date of Vesting	Number of Shares Acquired on Vesting	Value Realized on Vesting
John R. Battersby	1/2/2013 12/21/2012 12/14/2012 12/15/2011	1,089 130 188 188	$33,040(1) $3,907(2) $4,785(3) $4,418(4)
Karen R. Makowski	2/6/2013	215	$6,343(5)
Melinda A. Sartori	12/21/2012 12/14/2012 12/15/2011	130 141 141	$3,907(2) $3,588(3) $3,314(4)
Mark A. Severson		-	-
Anders M. Tomson	12/21/2012 7/08/2011	130 200	$3,907(2) $4,590(6)
(1)	These amounts represent the market value of $30.34, the closing price for the Company common stock on the vesting date. Mr. Battersby retired on 12/31/2012. The Board approved, in accordance with the terms of the Amended and Restated Restricted Stock Plan, the accelerated vesting of Mr. Battersby’s outstanding unvested shares upon his termination of employment.
(2)	These amounts represent the market value of $30.05, the closing price for the Company common stock on the vesting date.
(3)	These amounts represent the market value of $25.45, the closing price for the Company common stock on the vesting date.
(4)	These amounts represent the market value of $23.50, the closing price for the Company common stock on the vesting date.
(5)	In accordance with the terms of Mrs. Makowski’s offer of employment, this amount represents the market value of $29.50, the closing price for the Company common stock on the vesting date.
(6)	In accordance with the terms of Mr. Tomson’s offer of employment, these amounts represent the market value of $22.95, the closing price for the Company common stock on the vesting date.
21

Nonqualified Deferred Compensation Plan

The Deferred Compensation Plan allows a select group of management, including the NEOs, to defer all of their annual compensation, to a future date. Eligible employees are generally highly compensated employees and are designated by the Board from time to time. Deferred amounts are an unfunded liability of the Company. The Plan requires deferral elections be made before the beginning of the calendar year during which the participant will perform the services to which the compensation relates. Participants in the Plan are required to elect a form of distribution, either lump sum payment or annual installments not to exceed ten years, and a time of distribution, either a specified age or a specified date. The terms and conditions for the deferral of compensation are subject to the provisions of 409A of the Code.

Pension Benefits

Chemung Canal Trust Company Pension Plan: Messrs. Battersby and Bentley and Mrs. Sartori are participants in the Chemung Canal Trust Company Pension Plan, a non-contributory defined benefit pension plan. The Pension Plan is a “qualified plan” under the Code and therefore must be funded. Contributions are deposited to the Plan and held in trust. The Plan assets may only be used to pay retirement benefits and eligible plan expenses. As of December 31, 2012, Mr. Battersby, Mr. Bentley and Mrs. Sartori had reached age 55 and had completed 5 years of service to be eligible for early retirement.

Under the Plan, pension benefits are based upon final average annual compensation where the annual compensation is total base earnings paid plus 401(k) salary deferrals. Bonuses, overtime, commissions and dividends are excluded. The normal retirement benefit equals 1.2% of final average compensation (highest consecutive five years of annual compensation in the prior ten years) times years of service (up to a maximum of 25 years), plus 1% of average monthly compensation for each additional year of service (up to a maximum of 35 years), plus .65% of average monthly compensation in excess of covered compensation for each year of credited service up to 35 years. Covered compensation is the average of the social security taxable wage bases in effect for the 35 year period prior to normal social security retirement age. Compensation for purposes of determining benefits under the Plan is reviewed annually.

Normal retirement age under the Plan is 65. Participants may commence their retirement benefit prior to the age of 65 if they have at least five years of credited service and have attained age 55. The retirement benefit payable before age 65 is reduced to recognize the greater number of years during which the participant will receive the retirement benefit. The reduction is 6 2/3% for each year between age 60 and 65 that the benefit commences prior to the age of 65. The reduction prior to age 60, if the benefit commences between age 55 and 60, is 5.33% per year.

Chemung Canal Trust Company Executive Supplemental Pension Plan: As described above, the Code places limitations on compensation amounts that may be included under the Pension Plan. The Executive Supplemental Pension Plan is provided to executives in order to produce total retirement benefits, as a percentage of compensation, that is comparable to employees whose compensation is not restricted by the annual compensation limit. Pension amounts based upon the pension plan formula, which exceed the applicable limitations, will be paid under the Executive Supplemental Pension Plan. Currently Mr. Bentley is the only active participant.

The Executive Supplemental Pension Plan is a “non-qualified plan” under the Code. Contributions to the Plan are not held in trust; therefore, they may be subject to the claims of creditors in the event of bankruptcy or insolvency. When payments come due under the Plan, cash is distributed from general assets.

Chemung Canal Trust Company Defined Contribution Supplemental Executive Retirement Plan: The Defined Contribution Supplemental Executive Retirement Plan is provided to certain executives to motivate and retain key management employees by providing a nonqualified retirement benefit that is payable at retirement, disability, death and certain other events. The Defined Contribution Supplemental Executive Retirement Plan will deliver a retirement benefit comparable to that received by other executive officers participating in the bank’s Defined Benefit Plan. Currently, Mr. Bentley, Mrs. Makowski, Mr. Severson and Mr. Tomson are the only active participants.

The Supplemental Executive Retirement Plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees.

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Pension Benefits Table

The table below sets forth the accumulated benefits to which the executives would be entitled had they terminated employment on December 31, 2012 and elected to commence their benefit at the earliest age at which they would receive an unreduced benefit, payable as a monthly benefit for as long as the executive lived. The expected benefit payments are discounted using interest and mortality assumptions to produce the present value of the accumulated benefit as of December 31, 2012. The assumed interest rate is 4.26% and the mortality assumptions are based upon the RP-2000 Mortality Table with projections specified by IRS Proposed Regulation Section 1-430(h)(3)-1.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)
Ronald M. Bentley	Chemung Canal Trust Company Pension Plan Chemung Canal Trust Company Executive Supplemental Pension Plan	6 6	$243,785 $150,852
John R. Battersby Jr.	Chemung Canal Trust Company Pension Plan	24	$676,484(1)
Melinda A. Sartori	Chemung Canal Trust Company Pension Plan	18	$349,088
[1] Mr. Battersby retired on December 31, 2012. He elected to receive a reduced annuity commencing January 1, 2013.

The aggregate increase in the actuarial present value of accumulated benefits under both the Chemung Canal Trust Company Pension Plan and the Chemung Canal Trust Company Executive Supplemental Pension Plan are set forth in the Summary Compensation Table. The table below shows the breakdown of the increase in the actuarial present value of accumulated benefits for each Plan.

Name	Plan Name	Increase in the Actuarial Present Value of the Pension Benefit as of 12/31/12
Ronald M. Bentley	Chemung Canal Trust Company Pension Plan Chemung Canal Executive Supplemental Pension Plan	$71,555 $56,148
John R. Battersby, Jr.	Chemung Canal Trust Company Pension Plan Chemung Canal Executive Supplemental Pension Plan	$171,212 0
Melinda Sartori	Chemung Canal Trust Company Pension Plan Chemung Canal Executive Supplemental Pension Plan	$83,898 0

23

NonQualified Deferred Compensation

As previously discussed on page 15, the Company maintains a Defined Contribution Supplemental Executive Retirement Plan to provide additional retirement income to select, key employees that cannot be provided through the qualified Pension Plan because of the “soft freeze” in effect after July 30, 2012. Additionally, Mr. Bentley participates in the Supplemental Plan in order to provide retirement benefits to him comparable to other peer group chief executive officers. The annual contributions are approved by the Board. The Plan was first adopted in June of 2012. The following Table sets forth the Company contributions for 2012 on behalf of the NEOs.

Name	Registrant Contributions	Aggregate Balance
Ronald M. Bentley	$80,769	$80,769
John R. Battersby Jr.	--	---
Karen R. Makowski	$35,000	$35,000
Melinda A. Sartori	--	---
Mark A. Severson	$22,769	$22,769
Anders M. Tomson	$43,163	$43,163

Potential Payments upon Termination of Employment or Change in Control

The following paragraphs summarize the estimated amounts payable to each of the NEOs under an employment agreement or change in control agreement assuming employment was terminated December 31, 2012.

Mr. Bentley is covered under a Severance Agreement and a Change of Control Agreement. Under the Severance Agreement, if terminated involuntarily without cause, he would receive one year’s salary equal to $405,000 and employee benefits for one year equal to $148,794.

Under the Change of Control Agreement, Mr. Bentley would receive a number of payments and benefits under different circumstances: 1) Within two years following a change of control if there is (a) involuntary termination without cause or by him for good reason, or (b) there is a termination by him for any reason within one year of the change of control, he would receive cash severance equal to 2.99 times the highest annual compensation paid to him, based upon the prior two years, in the amount of $1,571,532, the present value of employee retirement plan benefits in the amount of $959,172 and a potential tax gross-up of excise tax; and 2) if he voluntarily terminates his employment more than one year after a change of control, his payments would total $1,201,591 comprised of cash severance of $526,750 and the present value of employee and retirement plan benefits of $674,841.

Under the Company’s executive supplemental disability benefit program Mr. Bentley, if terminated due to disability, would receive benefits that would continue until the earlier of recovery, death or age 67 with a present value of $585,226.

The Company has entered into Change of Control Agreements with executive officers Makowski, Sartori, Severson and Tomson. Following a change in control, if the executive’s employment is terminated within twelve months or if the executive resigns for any reason, the agreements provide for payments of two (2) times the executive’s annual compensation (including only salary and bonus) for the last two years. Payments would be made in equal monthly installments for twenty-four (24) months following the effective date of the termination.

The amount of severance pay that each of the executive officers would be entitled to, pursuant to the Change in Control Agreements, if termination had occurred on December 31, 2012 is as follows: Mrs. Makowski $525,237; Mrs. Sartori $467,827; Mr. Severson $387,472; and, Mr. Tomson $656,475. Mr. Battersby, who retired on December 31, 2012 would have been entitled to $554,704 had he been terminated on December 31, 2012 as a result of a change in control.

24

Proposal 4:
Approval of the Company’s Amended and Restated Restricted Stock Plan

The Board of Directors adopted certain changes to the Restricted Stock Plan, effective February 20, 2013, to: (1) provide an increase in the maximum number of shares of the Company’s common stock that may be awarded as restricted shares to Plan participants from ten thousand (10,000) to fifteen thousand (15,000) per calendar year; and (2) add the definition of “Grant Price” to read: “the average of the closing prices of a share of Common Stock as quoted on the applicable securities quotation service, established securities market or established national or regional exchange for each of the prior thirty trading days ending on the Grant Date.” Below is a summary of the amended and restated Restricted Stock Plan.

Summary of Restricted Stock Plan. The Restricted Stock Plan, in effect as of June 16, 2010, is designed to align the interests of the Company’s executives and senior managers with the interests of the Company and its shareholders, to insure the Company’s compensation practices are competitive and comparable with those of its peers, and to promote the retention of select management-level employees. Under the terms of the Plan, the Company may make discretionary grants of restricted shares of the Company’s common stock to or for the benefit of employees selected to participate in the Plan. Each officer of the Company, other than the Company’s chief executive officer, is eligible to participate in the Plan. Awards are based on the performance, responsibility and contributions of the NEOs and other senior officers and are targeted at an average of the peer group. The maximum number of shares of the Company’s common stock that may be awarded as restricted shares to Plan participants may not exceed fifteen thousand (15,000) per calendar year. Twenty percent of the restricted stock awarded to a participant vests each year commencing with the first anniversary date of the award and is 100 percent vested on the fifth anniversary date. Except in the case of the participant’s death, disability, or in the event of a change in control, the participant’s unvested shares of unrestricted stock will be forfeited if the participant leaves the employ of the Company or the Bank, with or without cause, or if the participant retires prior to attainment of age 65.

The Board of Directors unanimously recommends a vote “FOR” the approval of the amended and restated Restricted Stock Plan.

25

Related Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934 requires directors and certain officers of Chemung Financial and persons who beneficially own more than ten percent of the outstanding shares of Chemung Financial’s common stock to file reports of beneficial ownership and changes of beneficial ownership of shares of common stock with the SEC. SEC regulations require such persons to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon review of the copies of such reports furnished to the Company and its representatives and certain representations that no other reports were required, all persons subject to the SEC reporting requirements filed the required reports on a timely basis.

Certain Transactions with Related Parties

A number of Chemung Financial’s directors, members of executive management and their associates are customers of Chemung Canal Trust Company. Any extensions of credit made to them are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable loans with persons not related to the Company and do not involve more than normal risk of collectability or present other unfavorable features to the Bank.

The law firms of Sayles & Evans, of which Ms. Drinkwater is a partner and Nixon Peabody LLP, of which Mr. Eggers is a senior counsel and his spouse is a partner, each provided legal services to the Company in 2012. The amounts paid to each of these entities were less than the established reporting thresholds. In accordance with applicable law, the Bank’s policy requires that a review of related party transactions over $120,000 be conducted for potential conflict of interest and all such transactions be approved by the Board.

Code of Ethics

The Board of Directors has adopted a Code of Ethics for Senior Financial Officers, which applies to Chemung Financial’s chief executive officer, the chief auditor and other senior officers performing accounting, auditing, financial management or similar functions. This Code of Ethics supplements a Code of Business Conduct and Ethics, which governs all employees, officers and directors. Both codes can be viewed on the Bank’s website at http://www.chemungcanal.com/home/info/governance.

26

Audit and Risk Management Committee Report

In accordance with its written charter adopted by the Board of Directors, the Chemung Financial Corporation’s Audit Committee assists the Board in fulfilling its oversight responsibilities for the integrity of the Company’s financial statements, systems of internal accounting and financial controls, compliance with legal and regulatory requirements, and the independent auditor’s qualifications, independence and performance, as well as the performance of its internal audit function. The members of the Committee meet the independence requirements of applicable laws and rules as determined by the Board. Five meetings of the Committee were held during 2012. The charter was revised in February 2013 and can be viewed on the Bank’s website http://www.chemungcanal.com/home/info/governance.

On March 12, 2013, the Committee appointed the independent registered public accounting firm, Crowe Horwath LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2013.

The Committee has reviewed and discussed with management and with Crowe Horwath, the Company’s audited consolidated financial statements for the year ended December 31, 2012. The Committee has received from Crowe Horwath the written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, relating to auditor independence. The Committee also discussed the quality and adequacy of the Company’s internal controls with management and the independent auditors. In addition, the Committee also reviewed with Crowe Horwath their audit plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with Crowe Horwath all communications required by Statement on Auditing Standards No. 61, Communications with Audit Committees, and has discussed and reviewed the results of their examination of the financial statements.

Based upon the above-mentioned reviews and discussions with management and Crowe Horwath, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Chemung Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012 to be filed with the SEC.

The Audit Committee:

Larry H. Becker, Chairman	Eugene M. Sneeringer, Jr.
William D. Eggers	Robert L. Storch
John F. Potter

Fees Paid to Independent Registered Public Accounting Firm

Fees billed by Crowe Horwath LLP relating to the years ending in 2011 and 2012 are provided in the following table. All services provided by Crowe Horwath in 2012 and 2011 were pre-approved by the Audit Committee.

Type of Service	Fiscal Years Ended December 31,
	2012	2011
Audit Fees	$225,000	$220,750
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	2,495	2,495
Total Fees	$227,495	$223,245

The audit fees were for professional services rendered for the audit of the Company’s annual financial statements, management’s report on internal control over financial reporting and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided by Crowe Horwath in connection with statutory and regulatory filings or engagements.

The “All Other Fees” billed to the Company by Crowe Horwath for 2011 and 2012 include software licenses and audit work paper fees.

27

Audit Committee Pre-Approval Policies and Procedures

The Committee pre-approves the audit and permissible non-audit services provided by the independent auditors. These services may include audit services, non-audit services, audit-related services, tax services and other services. Crowe Horwath and management periodically report to the Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Committee may also pre-approve additional services on a case-by-case basis. In the period between meetings of the Audit Committee, the Committee Chair or a delegated sub-committee is authorized to pre-approve such services provided that such pre-approval is ratified by the Committee at its next regularly scheduled meeting.

Proposal 5:
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. Although shareholder approval of the appointment of Crowe Horwath is not required, the Board believes that it is important to give shareholders an opportunity to ratify this selection. If it is not ratified, the Audit Committee will consider the shareholders’ views in future selections of the Company’s independent auditors.

A representative of Crowe Horwath is expected to be present at the Annual Meeting and available to respond to appropriate questions from shareholders.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending

December 31, 2013.

28

Shareholder Proposals at The Annual Meeting in the Year 2014

The Company’s Board will establish the date for the 2014 Annual Meeting of Shareholders. In order for a shareholder to be entitled, under the regulations of the SEC, to have a shareholder proposal included in the Company’s Proxy Statement for the 2014 meeting, the proposal must be received by the Corporate Secretary of Chemung Financial Corporation at its principal executive offices, One Chemung Canal Plaza, Elmira, New York 14901, no later than December 1, 2013, which is no later than 120 days prior to the date the Proxy Statement for the 2013 Annual Meeting was first mailed. The shareholder must also satisfy the other requirements of SEC Rule 14a-8. Note that this requirement is separate from the notice requirements described in this Proxy Statement regarding the advance notice that is required before a shareholder is permitted to present a proposal for a vote at any annual meeting pursuant to the Company’s bylaws.

General

The Company’s 2012 Annual Report to Shareholders on Form 10-K, together with an abbreviated report for the twelve-month period accompanies this Proxy Statement, which was mailed to shareholders on or about April 1, 2013. The annual report is not part of the proxy solicitation materials. The Annual Report on Form 10-K is also available on the Bank’s website, www.chemungcanal.com and will be furnished to any shareholder upon written request to the Corporate Secretary, One Chemung Canal Plaza, Elmira, New York 14901.

Other Matters

The Board of Directors is not aware of any other matters to be brought before the Annual Meeting other than as specified above. If, however, any other matters should come before the 2013 Annual Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors

Kathleen S. McKillip
Secretary

Date:	April 1, 2013
One Chemung Canal Plaza
Elmira, New York 14901

29

Appendix A

CHEMUNG FINANCIAL CORPORATION

RESTRICTED STOCK PLAN

Effective June 16, 2010

Amended and Restated on February 20, 2013

ARTICLE I

PURPOSE

1.1            Purpose. The purposes of the Chemung Financial Corporation Restricted Stock Plan (“Plan”) established by the Chemung Financial Corporation and its successors and assigns (“Company”) are (a) to align the interests of the Company’s executives and senior managers with the interests of the Company and its stockholders, (b) to insure the Company’s compensation practices are competitive and comparable with those of its peers, and (c) to promote the retention of selected management-level employees. Pursuant to the Plan, the Company may make discretionary grants (each an “Award”) of restricted shares of the Company’s common stock (“Common Stock”) to or for the benefit of employees selected to participate in the Plan, subject to the terms and conditions set forth in this Plan and in grant agreements evidencing the awards made hereunder.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1            Eligible Employees. Each officer of the Company, other than the Company’s chief executive officer, (each an “Eligible Employee”) is eligible to participate in the Plan.

2.2             Participation. Each Plan Year, the Committee may, but shall not be required to, select certain Eligible Employees to receive Awards under the Plan during such Plan Year. Each Eligible Employee so selected shall be referred to herein as a “Participant” in the Plan for the Plan Year(s) in which he or she is designated to receive an Award hereunder. The Committee’s selection or non-selection of Participants for any Plan Year shall be entirely within the Committee’s discretion.

ARTICLE III

SHARES SUBJECT TO AWARD

3.1            Number of Shares. The number of shares of the Company’s Common Stock which may be made the subject of Awards hereunder shall not exceed 15,000 shares per year.

3.2            Adjustments to Number of Shares. Shares of Common Stock withheld to pay withholding taxes with respect to any Award shall reduce the number of shares available hereunder to the same extent as if the shares so withheld had been delivered to the recipient In the event that there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, merger, reorganizations, consolidation, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction or event that affects the Company’s Common Stock, the Committee may, in any manner and to the extent as it may deem equitable, adjust the number or kind of shares available for Awards under the Plan and the number and kind of shares subject to outstanding Awards.

3.3            Character of Shares Subject to Awards. Shares issued via Awards under the Plan may be either authorized but unissued shares of Common Stock or treasury stock.

ARTICLE IV

GRANT AGREEMENTS

4.1            Grant Agreements. Each Award shall be evidenced by a Grant Agreement which sets forth the number of shares of Restricted Stock which are the subject of such Award and the terms and conditions on which the Award is made. The terms and conditions of any Award set forth in any Grant Agreement shall be as the Committee determines appropriate; provided, however, that the terms and conditions of the Plan shall govern in the event of any inconsistency between the Plan and any Grant Agreement.

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ARTICLE V

ADMINISTRATION

5.1            Plan Administrator. The Plan shall be administered by the Compensation & Personnel Committee of the Board (“Committee”) or any successor thereto. The full Board may, in its discretion, perform any function of the Committee hereunder, in which case, the term “Committee” shall refer to the Board.

5.2            Authority of Committee. The Committee shall make a recommendation to the Board with respect to all actions and determinations required or contemplated under the Plan including, without limitation:

(a)            to interpret and construe the Plan and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan;

(b)            to amend or modify the terms of this Plan, of any Grant Agreement, and/or of any Award hereunder;

(c)            to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(d)            to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

All decisions, determinations and other actions of the Board made or taken in accordance with the terms of the Plan shall be final and conclusive and binding upon all parties having an interest therein.

5.3            Delegations of Authority. The Committee may delegate to any employee or officer of the Company or to any third party any power or authority of the Committee over the administration of the Plan, other than the power and authority to select Participants or to make Awards, to such extent and on such terms as the Committee may determine appropriate.

5.4            Limitation on Liability. No member of the Committee or person to whom the Committee has delegated any of its power or authority under this Plan shall be liable for any action taken in good faith with respect to the Plan or for any Award made hereunder.

5.5            Designation of Beneficiaries. Each Participant shall have the right, at any time, to designate any person or persons as his beneficiary or beneficiaries to whom all amounts otherwise due hereunder shall be paid in the event of his or her death. Any such designation shall become effective upon filing a written designation with the Committee. The Committee may require that designations be made on a form acceptable to the Committee.

ARTICLE VI

RESTRICTIONS, FORFEITURES, & VESTING

6.1            Shareholder Rights. Except as otherwise provided in this Article and as may otherwise be provided in a relevant Grant Agreement, each holder of one or more shares of Restricted Stock shall have, with respect to such shares, all of the rights of a shareholder of the Common Stock, including, without limitation, the right to vote said Restricted Stock.

6.2            Limits on Transferability. Prior to vesting, the holder of a share of Restricted Stock shall not be permitted to sell, transfer, pledge, assign, encumber, or otherwise dispose of said share, except to the extent expressly permitted (if at all) by the Grant Agreement evidencing the Award of which the share was a part.

6.3            Stock Certificates. A Participant shall not be entitled to receive a stock certificate representing one or more shares of Restricted Stock until all restrictions on such Restricted Stock have lapsed. The Company shall have the right to require the placement of a restrictive legend on certificates representing any such share referencing the restrictions to which such Restricted Stock is subject.

6.4            Termination of Employment.

(a)            In the event a Participant’s employment with the Company is terminated, with or without cause, or the Participant retires from the Company before attainment of Normal Retirement Age, other than on account of the Participant’s death, Disability, or a Change in Control, the Participant’s unvested shares of Restricted Stock shall be immediately forfeited, without compensation to the Participant.

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(b)            Upon a Participant’s termination of employment with the Company on or after the Participant’s attainment of Normal Retirement Age or on account of the Participant’s death, Disability, or a Change in Control, the Participant’s shares of Restricted Stock shall immediately vest and all restrictions thereon shall lapse.

(c)            The Committee shall determine the extent to which any Participant’s leave of absence for military or other government service, illness, temporary disability, or other reason shall be treated as a termination of employment described in subsections (a) or (b) above and the effect on the Participant’s Restricted Stock.

6.5            Vesting. Except as otherwise set forth in the Plan, shares of Restricted Stock shall vest and the restrictions thereon shall lapse in accordance with the following schedule: On each anniversary of the date of the Award pursuant to which a share of Restricted Stock is granted to a Participant, commencing with the first anniversary of such date, 20% of the shares granted as part of the Award shall vest until the fifth anniversary of such date, at which time all shares granted as part of the Award shall be fully vested.

ARTICLE VII

TAXES

7.1            Authority to Withhold Taxes. Notwithstanding Section 7.2, the Company shall, to the extent permitted by applicable law, have the right to deduct from the amount of any Award or payment due to a Participant or other person hereunder, any taxes of any kind required by law to be withheld with respect to any such Award or payment.

7.2            Section 83(b) Election. If a Participant elects, pursuant to Section 83(b) of the Code, to include in his or her gross income for federal income tax purposes, an amount equal to the fair market value of the shares of Restricted Stock subject to an Award, the Participant shall make arrangements satisfactory to the Company to pay to the Company any federal, state, or local taxes required to be withheld with respect to such Award. If such an election is not made, then at the time a Participant’s Restricted Stock vests, the Participant shall, upon notification of the amount due thereon, pay to the Company all amounts necessary to satisfy applicable federal, state, and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company to satisfy such requirements.

ARTICLE VIII

AMENDMENT AND TERMINATION

8.1            Amendment. The Board may amend this plan in whole or in part at any time and in any manner as it may deem advisable. Amendments shall be made only by written instrument duly executed by the Board or a duly authorized representative of the Board.

8.2            Termination. The Board may suspend or terminate the Plan in whole or in part at any time by delivery of written notice of termination or suspension to the Committee. Shares of Restricted Stock granted under the Plan which are not vested and outstanding on the date of suspension or termination of the Plan shall remain outstanding and subject to the terms and conditions set forth herein shall continue to vest, unless otherwise specified by the Committee or the Board.

ARTICLE IX

GENERAL PROVISIONS

9.1            No Implied Rights. None of the establishment of the Plan, its operation, any provisions of the Plan or of any Grant Agreement, or any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Participant, Eligible Employee, or any other person any right to a continuation of his or her employment with the Company or to receive his or her current (or any other) rate of compensation therefor.

9.2            Unfunded Plan. The benefits provided under this Plan shall be general, unsecured obligations of the Company, payable solely from the general assets of the Company, and no Participant nor any Participant’s permitted transferee shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company.

9.3            Construction. Article and Section headings herein are provided for reference only and shall not affect the interpretation or construction of any provision of this Plan. Reference to any statute, regulation, rule or other legal authority shall be construed as including reference to any amendment to or successor of such statute, regulation, rule, or authority.

9.4            Representations and Warranties by Participants. The Company may condition any Award on its receipt from the Participant designated to receive such Award any and all such representations and warranties and opinions of counsel as the Committee may deem necessary or appropriate to ensure that the Award and/or the issuance of Common Stock pursuant to the Award complies with the requirements of all applicable federal and state securities laws, including but not limited to the requirements of exemptions from registration under such laws.

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9.5            No Obligation to Register Shares. Nothing in this Plan or in any Grant Agreement shall obligate the Company to undertake any registration of shares of Common Stock which are the subject of Awards hereunder.

9.6            Compliance with Legal and Other Requirements.

(a)            No Award shall be granted, no Common Stock or Restricted Stock shall be issued, and no certificates for shares of Common Stock or Restricted Stock shall be delivered under this Plan or under any Grant Agreement except in conformance with the requirements of all applicable Laws. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Restricted Stock or Common Stock awarded hereunder may bear such legends and statements as the Committee may deem advisable to assure compliance with applicable Laws. No Award shall be granted, no Common Stock or Restricted Stock shall be issued, and no certificate representing Common Stock or Restricted Stock shall be delivered under this Plan unless and until the Company has obtained all consents or approvals as the Committee may deem necessary or advisable from any regulatory authority having jurisdiction over such matters.

(b)            It is intended that this Plan shall not constitute a “nonqualified deferred compensation plan” and that no Award hereunder shall provide for a “deferral of compensation” as those terms are defined by Section 409A of the Code. The Committee shall have the authority to take any and all actions, with or without advance notice to any Participant or any other party, including, without limitation, amendment of the Plan and/or of the terms of any Grant Agreement on a prospective or retroactive basis as may be necessary to cause any of the foregoing to comply with the applicable requirements of Section 409A of the Internal Revenue Code or to no longer be subject to the such requirements.

(c)            With respect to Participants subject to the requirements of Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 thereunder. To the extent any provision of this Plan or action by the Committee would fail to be in compliance with such conditions, they may be deemed null and void by the Committee.

9.7            Amendment and Termination. This Plan may be amended or terminated at any time by written instrument; provided, however, that any amendment (except for remedial amendments required to satisfy the requirements of applicable securities or tax laws) of the Plan that would have a material adverse effect on the rights of a Participant under any outstanding Award shall not be valid with respect to such Award without the Participant’s consent.

9.8            Governing Law. This plan shall be governed by the laws of the State of New York, to the extent not preempted by application of federal law.

ARTICLE X

DEFINITIONS

Capitalized terms in the Plan shall have the meanings ascribed to them below, unless the relevant context clearly requires otherwise.

10.1            Award means an award of Restricted Stock under the Plan.

10.2            Board means the board of directors of the Company.

10.3            Change in Control means (a) a majority of the members of the Board of Directors are replaced, by election or otherwise, within a twelve-month period; (b) any person becomes the beneficial owner of more than fifty percent (50%) of the voting power of any class of voting stock of the Company without the prior approval of the Board; (c) a merger or consolidation of the Company or of any subsidiary of the Company, other than a merger or consolidation with respect the requirements of (A) and (B) are satisfied: (A) the voting securities of the company outstanding immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than fifty percent (50%) of the combined voting power of the securities of the surviving entity or the parent of the surviving entity outstanding immediately after the consummation of the merger or consolidation, and (B) individuals who constitute the Board immediately prior to the execution of the definitive agreement pertaining to such merger or consolidation continue immediately following such merger or consolidation to represent a majority of the membership of the board of directors of the surviving entity or the parent of such entity; or (d) the Company enters into a binding agreement whereby it shall be required to dispose of all or substantially all of its assets, unless such agreement and disposition is approved by a majority of the Board.

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10.4              Code means the Internal Revenue Code of 1986.

10.5              Committee has the meaning given such term by Article V of this Plan.

10.6              Common Stock means the common stock of the Company.

10.7              Company means the Chemung Financial Corporation, a New York business corporation having its principal offices located at One Chemung Canal Plaza, Elmira, New York 14901.

10.8              Disability means disability as defined by the Bank’s disability policies. The Committee shall have the right, in its exclusive discretion, to determine whether a Participant has terminated employment with the Company on account of any Disability.

10.9              Eligible Employee has the meaning given such term by Article II of this Plan.

10.10            Grant Agreement means a written agreement, including any amendment or supplement thereto, between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

10.11            Grant Price means the average of the closing prices of a share of common stock as quoted on the applicable securities quotation service, established securities market or established national or regional exchange for each of the prior thirty trading days ending on grant date.

10.12            Law means any Federal, state, or local law, rule, or regulation or any guidance or other binding authority, the final order of any court or other authority of competent jurisdiction, or any applicable rule of any securities exchange on which the Company’s securities shall be listed or traded.

10.13            Normal Retirement Age means age sixty-five (65).

10.14            Participant means a person who is awarded Restricted Stock under the Plan.

10.15            Plan means the Chemung Financial Corporation Restricted Stock Plan embodied by this document, as it may be amended or supplemented from time to time.

10.16            Plan Year means the fiscal year of the Company.

10.17            Restricted Stock means the shares of Common Stock granted under this Plan that are no longer subject to restrictions under the Plan or the Grant Agreement.

            IN WITNESS WHEREOF, the Company has caused this Plan to be adopted on this 16th day of June, 2010, to be effective as of the date first set forth above.

CHEMUNG FINANCIAL CORPORATION

/s/Ronald M. Bentley
Ronald M. Bentley
President & Chief Executive Officer

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14475

CHEMUNG FINANCIAL CORPORATION

Annual Meeting of Shareholders - May 9, 2013

This proxy is solicited on behalf of the Board of Directors

The undersigned shareholder(s) hereby appoint(s) Mark A. Severson and Thomas J. Whitaker,

proxies, with power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote as designated on the items on the reverse side, and at the discretion of said proxies on such other matters as may properly come before the meeting,

all the shares of stock of Chemung Financial Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of

Shareholders of the Company to be held May 9, 2013 or any adjournment thereof.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

CHEMUNG FINANCIAL CORPORATION

May 9, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=01079

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. Election of Directors:

O Ronald M. Bentley

O Robert H. Dalrymple

O Clover M. Drinkwater

O Richard W. Swan

2. To approve on a non-binding, advisory basis, the compensation of the Named Executive Officers of the Company ("Say-on-Pay").

3. To vote on a non-binding, advisory basis, on the frequency of the Say-on-Pay vote.

4. To approve the Company's Amended and Restated Restricted

Stock Plan.

5. To ratify the appointment of Crowe Horwath as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

This proxy will, when properly executed, be voted as directed by the shareholder.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

If no direction is given, this proxy will be voted "For" the election of the nominees in Proposal 1, "For" Proposals 2, 4 and 5 and "1 YEAR" for

Proposal 3.

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:

NOMINEES:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 4 AND 5 AND FOR THE OPTION OF A

"1 YEAR" VOTE AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION IN PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

--------------- Please detach along perforated line and mail in the envelope provided. ----------------

20430403030000000000 8 050913

FOR AGAINST ABSTAIN

1 Year 2 Years 3 Years ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. Election of Directors:

O Ronald M. Bentley

O Robert H. Dalrymple

O Clover M. Drinkwater

O Richard W. Swan

2. To approve on a non-binding, advisory basis, the compensation of the Named Executive Officers of the Company ("Say-on-Pay").

3. To vote on a non-binding, advisory basis, on the frequency of the Say-on-Pay vote.

4. To approve the Company's Amended and Restated Restricted

Stock Plan.

5. To ratify the appointment of Crowe Horwath as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013.

This proxy will, when properly executed, be voted as directed by the shareholder.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

If no direction is given, this proxy will be voted "For" the election of the nominees in Proposal 1, "For" Proposals 2, 4 and 5 and "1 YEAR" for

Proposal 3.

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:

JOHN SMITH

1234 MAIN STREET

APT. 203

NEW YORK, NY 10038

NOMINEES:

ANNUAL MEETING OF SHAREHOLDERS OF

CHEMUNG FINANCIAL CORPORATION

May 9, 2013

INTERNET - Access “www.voteproxy.com” and follow the

on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account

Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and

Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope

provided as soon as possible.

IN PERSON - You may vote your shares in person by attending

the Annual Meeting.

PROXY VOTING INSTRUCTIONS

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 4 AND 5 AND FOR THE OPTION OF A

"1 YEAR" VOTE AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION IN PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

--------------- ----------------

20430403030000000000 8 050913

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=01079

FOR AGAINST ABSTAIN

1 Year 2 Years 3 Years ABSTAIN

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN